Exhibit 10.4

MUTUAL RELEASE OF
JANUARY 2008 OBLIGATIONS

On January 16, 2008, one group of parties including MISCOR GROUP, LTD. and AMERICAN MOTIVE POWER, INC. and their agents, representatives, employees, shareholders, officers, directors, attorneys, successors or assigns, divisions, subsidiaries, and affiliated companies (collectively “MISCOR Companies”) and a second group of parties including Lawrence Mehlenbacher, Thomas Coll, and Richard Rizzieri (collectively “Former Shareholders”) and a third group of affiliated companies including DANSVILLE PROPERTIES, LLC, LMC INDUSTRIAL CONTRACTORS, INC., LMC POWER SYSTEMS, INC., and their agents, representatives, employees, shareholders, officers, directors, attorneys, successors or assigns, divisions, subsidiaries, and affiliated companies (collectively “LMC Companies”) (MISCOR Companies, Former Shareholders, and LMC Companies collectively referred to herein as “Parties”), executed certain agreements including but not limited to:

i.	AMP Stock Purchase Agreement
ii.	Non-Competition Agreements
iii.	Shareholder agreements
iv.	Mutual Services Agreement
v.	MISCOR Grant Sharing Agreement

which are collectively referred to herein as “the January 2008 Agreements.”

The Parties now wish to release each other from all obligations or liabilities related in any way to the January 2008 Agreements so as to forever resolve any disagreements arising from one or another of the January 2008 Agreements.  Therefore it is hereby agreed by and among the Parties as follows:

MISCOR Companies’ release of Former Shareholders and LMC Companies.  The MISCOR Companies hereby release and waive from any claim, demand, action, or cause of action known or unknown, current or future, which the MISCOR Companies may have or may have ever had against Former Shareholders or LMC Companies under the terms of the January 2008 Agreements.  Further, the MISCOR Companies promises not to ever bring suit against Former Shareholders or LMC Companies alleging any claim for breach of any or all of the January 2008 Agreements.

Former Shareholders’ release of MISCOR Companies.  The Former Shareholders hereby release and waive from any claim, demand, action, or cause of action known or unknown, current or future, which the Former Shareholders may have or may have ever had against the MISCOR Companies under the terms of the January 2008 Agreements.  Further, the Former

Shareholders promise not to ever bring suit against MISCOR Companies alleging any claim for breach of any or all of the January 2008 Agreements.

LMC Companies’ release of MISCOR Companies.  The LMC Companies hereby release and waive from any claim, demand, action, or cause of action known or unknown, current or future, which the LMC Companies may have or may have ever had against MISCOR Companies under the terms of the January 2008 Agreements.  Further, the LMC Companies promise not to ever bring suit against MISCOR Companies alleging any claim for breach of any or all of the January 2008 Agreements.

MISCOR Group, Ltd.

John A. Martell, President and CEO

American Motive Power, Inc.

John A. Martell, CEO

Lawrence Mehlenbacher

Lawrence Mehlenbacher

Richard Rizzieri

Richard Rizzieri

Thomas Coll

Thomas Coll

Dansville Properties, LLC

Lawrence D. Mehlenbacher, Sole Member

LMC Industrial Contractors, Inc

Lawrence D. Mehlenbacher, President

LMC Power Systems, Inc.

Lawrence D. Mehlenbacher, President